UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by AERWINS Technologies Inc. (the “Company”) in its Current Report on Form 8-K filed on April 13, 2023, on April 12, 2023, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (together, the “Investor”). Pursuant to the SPA, the Company agreed to issue to the Investor up to three secured convertible promissory notes (each, a “Note” and collectively, the “Notes”) in the aggregate principal amount of $6,000,000 and up to 5,601,613 warrants (each a “Warrant” and collectively, the “Warrants”) to purchase 5,601,613 shares of the Company’s common stock (the “Transaction”).

Per the terms of the SPA, the closings of the Transaction (each, a “Closing” and collectively, the “Closings”) were to occur in tranches (each a “Tranche”). The Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 and the issuance to the Investor of 2,532,678 Warrants to acquire 2,532,678 shares of common stock. The Closing of the second Tranche (the “Second Closing”) occurred on May 23, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $1,400,000 and a principal amount of $1,680,000, and the issuance to the Investor of 1,568,542 Warrants to acquire 1,568,542 shares of common stock.

So long as no Event of Default has occurred under the Notes issued at the First Closing and the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to the Investor of a Note with a purchase price of $1,500,000 and a principal amount of $1,800,000, and the issuance to the Investor of 1,680,484 Warrants to acquire 1,680,484 shares of common stock and will occur upon the effectiveness of the Registration Statement filed to register the shares of common stock issuable upon conversion of the Notes and the shares of common stock issuable upon exercise of the Warrants. The Third Closing is subject to certain conditions precedent as set forth in the SPA.

The Note issued in the Second Closing has a maturity date of May 23, 2025 (the “Maturity Date”) and a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the Note (the “Conversion Price”). VWAP means as of any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of one share of common stock trading in the ordinary course of business at the applicable trading price for such date (or the nearest preceding date) on such trading market as reported by Bloomberg Financial L.P.; (b) if the common stock is not then listed on a trading market and if the common stock traded in the over the counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of common stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the common stock is not then listed or quoted on a trading market or on the OTCQX or OTCQB Markets and if prices for the common stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of common stock as determined by an independent appraiser. The Conversion Price is also subject to certain adjustments as set forth in the Note.

The Note does not bear interest other than in the event that if certain payments under the Note as set forth therein are not timely made, the Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Note under the terms set forth therein.

Events of Default under the Note, include (a) any default in the payment of the principal amount or any other amounts due and payable under the Note when due, which failure has not been cured within three business days of the occurrence of such failure; (b) the company fails to observe or perform any other covenant, condition or agreement contained in the Note or any other transactions documents under the SPA, which failure has not been cured within three business days of the occurrence of such failure; (c) the Company’s notice to the Investor, including by way of public announcement, at any time, of its inability to comply with proper requests for conversion of this Note; (d)the Company fails to (i) timely deliver the shares of common stock as and when required in under the Note (ii) make the payment of any fees and/or liquidated damages under the Note, the SPA or the other transaction documents which failure has not been cured within three business days of the occurrence of such failure; (e) default is be made in the performance or observance of any material covenant, condition or agreement contained in the SPA or any other transaction document which failure has not been cured within three business days of the occurrence of such failure; (f) at any time the Company fails to have 200% of a sufficient number of shares of common stock authorized, reserved and available for issuance to satisfy the potential conversion in full of the Note or upon exercise of the Warrant; (g) any representation or warranty made by the Company, or any subsidiary in the Note, SPA or Warrant or any other transaction document proves to false or incorrect or breached in a material respect on the date as of which made; (h)unless otherwise approved in writing in advance by the Investor, the Company, announces an intention to pursue or consummate a change of control, or the Company negotiates, proposes or enter into any agreement, understanding or arrangement with respect to any change of control; (i) the Company or any subsidiary defaults in any payment of any amount or amounts of principal of or interest (if any) on any indebtedness the aggregate principal amount of which indebtedness is in excess of $100,000 which failure has not been cured within three business days of the occurrence of such failure; (j) the Company or any subsidiary (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; (k)a proceeding or case shall be commenced in respect of the Company or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any subsidiary; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 45 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of 45 days; (l) one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of Company or any subsidiary; (m) the failure of the Company to instruct the Transfer Agent to remove any legends from shares of common stock and issue such unlegended certificates to the Investor within three trading days of the Investor’s request so long as the Investor has provided reasonable assurances to the Company that such shares be sold pursuant to Rule 144 or any other applicable exemption; (n) the Company’s common stock is no longer publicly traded or cease to be listed on the trading market or, after the 12 month anniversary of the date of the filing of a “Super 8-K” with respect to the closing of the transactions relating to the merger of a subsidiary of the Maker with AERWINS Technologies, Inc., which occurred on February 3, 2023, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction; (o) the Company proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act; (p)there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Company’s transfer agent restricting the trading of the Company’s common Stock; (q)the Depository Trust Company places any restrictions on transactions in the common stock or the common stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program; (r) the Company’s market capitalization is below $20,000,000 for 10 consecutive days; or (s) the occurrence of a material adverse effect in respect of the Company or subsidiaries, taken as a whole.

Pursuant to the Note, the Company agreed that in the event that, at any time following the Second Closing, the Company or its subsidiaries, issue any debt, including any subordinated debt or convertible or any equity interests, other than Exempted Securities, as such term is defined in the SPA, in one or more transactions for aggregate proceeds of more than $5,000,000 of cash proceeds being received by the Company, unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize 20% of the proceeds of such issuance to repay the Notes issued to the Investor pursuant to the SPA, until there remains no outstanding and unconverted principal amount due.

The Warrant issued in the Second Closing has an exercise period of 60 months from the date of issuance. The exercise price of the Warrant is $0.8926 per share, subject to adjustments as set forth in the Warrant. The exercise price for each the Warrant issued in the Second Closing and the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing.

The Warrant also has a cashless exercise feature.

The Investor does not have the right to convert the portion of the Note or exercise the portion of the Warrant, if the Investor together with its affiliates, would beneficially own in excess of 4.99%, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

The Company will use the proceeds from the sale of the Notes and the Warrants for general working capital purposes.

The foregoing is a summary description of certain terms of the Note issued in the Second Closing and the Warrant issued in the Second Closing, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Securities

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Note issued in the Second Closing and the Warrant issued in the Second Closing were issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(d) of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Senior Convertible Promissory Note, dated May 23, 2023, issued by the registrant in favor of Lind Global Fund II LP.
10.2	Common Stock Purchase Warrant issued on May 23, 2023 by the registrant to Lind Global Fund II LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: May 30, 2023	By:	/s/ Taiji Ito
	Name:	Taiji Ito
	Title:	Chief Executive Officer